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                              SEVERANCE AGREEMENT

            THIS AGREEMENT is entered into as of ____________, 1997 ("Effective Date"), by and between __________________ (the "Employee") and FORTE SOFTWARE, INC., a Delaware corporation (the "Company").

            1.     TERM OF AGREEMENT.

            This Agreement shall remain in effect from the date hereof until the earlier of:

            (a) The date when the Employee's employment with the Company terminates for any reason not described in Section 5(a); or

            (b) The date when the Company has met all of its obligations under this Agreement following a termination of the Employee's employment with the Company for a reason described in Section 5(a).

            2.     DEFINITION OF CHANGE IN CONTROL.

            For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this
Agreement:

            (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

            (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

            (c) A change in the composition of the Board, as a result of which 50% or fewer of the incumbent directors are directors who either
     (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors"); or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of (A) the aggregate of the original directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously so approved under this clause (ii); or

            (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of subsidiary of the


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     Company and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

            3.     DEFINITION OF GOOD REASON.

            (a) MORE THAN SIX MONTHS AFTER CHANGE IN CONTROL. On any date that occurs more than six months after a Change in Control, "Good Reason" shall mean that the Employee:

                   (i) Has incurred a material reduction in his authority or responsibilities as an employee of the Company, including (without limitation) an elimination of one or more specific areas of responsibility, or his authority to approve expenditures, or to hire, promote, demote or terminate subordinates;

                   (ii) Has incurred a reduction in his base salary or target bonus, other than pursuant to a general reduction of senior management salaries; or

                   (iii) Has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 40 miles or more.

            (b) LESS THAN SIX MONTHS AFTER CHANGE IN CONTROL. On any date that occurs within six months after a Change in Control, "Good Reason" shall mean that the Employee:

                   (i) Has incurred a reduction in his base salary or target bonus, other than pursuant to a general reduction of senior management salaries; or

                   (ii) Has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 40 miles or more.

            4.     DEFINITION OF CAUSE.

            For all purposes under this Agreement, "Cause" shall mean:

            (a) The unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

            (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

            (c)    Gross negligence;


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            (d)    Material failure to comply with Company policy; or

            (e) Continued failure to perform assigned duties after receiving written notification from the Chief Executive Officer (if a member of senior management other than the Chief Executive Officer) or the Board of Directors (if the Chief Executive Officer).

The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a subsidiary of the Company) may consider as grounds for the discharge of the Employee.

            5. CONDITIONS FOR ACCELERATED VESTING OF STOCK OPTIONS.

            (a) TERMINATION OF EMPLOYMENT. The Employee shall be entitled to the accelerated vesting of stock options described in Section 6 if one of the following events occurs:

                   (i) Within the first 12-month period after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for Good Reason; or

                   (ii) Within the first 12-month period after the occurrence of a Change in Control, the Company terminates the Employee's employment for any reason other than Cause.

            (b) POOLING OF INTERESTS. Subsection (a) above notwithstanding, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the accelerated vesting of stock options and shares described in Section 6 shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

            (c) WAITING PERIOD. Subsection (a) above notwithstanding, if the Company, within six months after the date of this Agreement, enters into substantive merger discussions with another corporation that lead to a Change in Control, then the accelerated vesting of stock options and shares described in Section 6 shall not occur.

            (d) PRIOR ACCELERATION BENEFITS. Subsections (b) and (c) above shall not affect the resolutions adopted by the Company's Board of Directors on March 14, 1995, and September 27, 1995. Such resolutions shall continue to apply to the extent this Agreement does not apply. Pursuant to such resolutions, should the Employee's employment with the Company terminate for any reason other than his voluntary resignation within one year following a Change in Control, then the Employee's stock options and shares shall vest as follows:

                   (i) Fifty percent of the unexercisable options to purchase shares of the Company's Common Stock held by the Employee at the time of the employment termination shall immediately become exercisable, whether such options were granted before or after the date of such resolutions or of this Agreement.

                   (ii) Fifty percent of the unvested shares of the Company's Common Stock held by the Employee at the time of the employment termination shall


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     immediately vest and the Company's right to repurchase such shares shall lapse, whether such shares were issued before or after the date of such resolutions or of this Agreement.

            6.     SCOPE OF ACCELERATED VESTING OF STOCK OPTIONS.

            If the conditions described in Section 5 are satisfied, then the Employee's stock options and shares shall vest as follows:

            (a) All options to purchase shares of the Company's Common Stock held by the Employee at the time of the employment termination shall immediately become exercisable in full, whether such options were granted before or after the date of this Agreement.

            (b) All shares of the Company's Common Stock held by the Employee at the time of the employment termination shall immediately vest in full and the Company's right to repurchase such shares shall lapse, whether such shares were issued before or after the date of this Agreement.

To the extent provided in this Section 6, this Agreement shall be deemed to be an amendment of the exercisability and vesting provisions of all stock option agreements, stock purchase agreements and similar instruments executed by the Employee and the Company.

            7.     LIMITATION ON PAYMENTS.

            (a) APPLICATION OF LIMITATION. This Section 7 shall apply only if the Employee, on an after-tax basis, would receive more value under this Agreement after the application of this Section 7 than before the application of this Section 7. For this purpose, "after-tax basis" shall mean a calculation taking into account all federal and state income and excise taxes imposed on the Employee, including (without limitation) the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Section 7 is applicable, it shall supersede any conflicting provision of this Agreement.

            (b) BASIC RULE. The Company shall not make any payment or property transfer to, or for the benefit of, the Employee (under this Agreement or otherwise) that would subject the Employee to the excise tax described in section 4999 of the Code. All calculations required by this
Section 7 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

            (c) REDUCTIONS. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this Section 7, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of section 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Employee that the Auditors believe has a high probability of success,


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determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

            8.     SUCCESSORS.

            (a) COMPANY'S SUCCESSORS. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

            (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            9.     MISCELLANEOUS PROVISIONS.

            (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (d) NO RETENTION RIGHTS. Nothing in this Agreement shall confer upon the Employee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any subsidiary of the Company or of the


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Employee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

            (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than their choice-of-law provisions).

            IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.


                                       _______________________________________
                                       Employee:

                                       FORTE SOFTWARE, INC.

                                       By: ___________________________________
                                           Martin J. Sprinzen, Chief Executive
                                               Officer



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